Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002
     The undersigned, as the Chief Executive Officer and as the Chief Financial Officer of AGCO Corporation, respectively, certify that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the year ended December 31, 2006 that accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of AGCO Corporation at the dates and for the periods indicated. The foregoing certifications are made pursuant to 906 of the Sarbanes—Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

/s/ Martin Richenhagen
Martin Richenhagen
Chief Executive Officer
March 1, 2007

/s/ Andrew H. Beck
Andrew H. Beck
Chief Financial Officer
March 1, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AGCO Corporation and will be retained by AGCO Corporation and furnished to the Securities and Exchange Commission or its staff upon request.